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                                                                     EXHIBIT 8.1

                           JONES, DAY, REAVIS & POGUE
                               3500 SunTrust Plaza
                            303 Peachtree Street, NE
                           Atlanta, Georgia 30308-3242
                                 (404) 521-3939


                                December 15, 2000


Allied Riser Communication Corporation
1700 Pacific Avenue, Suite 400
Dallas, Texas  75201

             Re: Registration Statement for 7.50% Convertible Subordinated
                 Notes Due 2007

Dear Sirs:

         We have acted as counsel to Allied Riser Communication Corporation (the "Company") in connection with the registration statement on Form S-3 (the "Registration Statement"), to which this opinion appears as Exhibit 8.1, which includes the prospectus of the Company relating to the offering by the selling security holders named therein (the "Offering") of the Company's 7.50% Convertible Subordinated Notes Due 2007 (the "Notes") and the Common Stock, par value $.0001 per share (the "Common Stock"), issuable upon conversion of the Notes.

         On the basis of the foregoing and upon consideration of applicable law, we are of the opinion that, subject to the qualifications stated therein, the discussion as to the United States federal income tax matters set forth under the caption "Important United States Federal Tax Considerations" in the prospectus contained in the Registration Statement summarizes the material United States federal income tax consequences relevant to the Offering and to the purchase, ownership and disposition of the Notes and of the Common Stock into which the Notes may be converted.

         We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the prospectus constituting part of the Registration Statement.

                                            Very truly yours,

                                            /s/  Jones, Day, Reavis & Pogue